Power of Attorney

Know all by these presents that the undersigned hereby constitutes and appoints each of Vickie Bengard, Ryan Alvord and William Raver, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)         execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Heritage Oaks Bancorp (the "Company"), Forms 3, 4, and 5, Form ID's, Form 144, 13G, 13G's or any other SEC filings, in accordance with Section 16 of the Securities Exchange Act of 1934, and the rules thereunder;

(2)         do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, Form ID's, Form 144's, 13G's, 13D's or any other SEC filings and complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)         take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned  hereby grants to each such attorney-in-fact  full power and authority to do and perform any and every act and thing whatsoever requisite, necessary,  or proper to be done in the exercise of any of the rights and powers  herein granted, as fully to all intents and purposes as the undersigned  might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact,  or such  attorney-in-fact's  substitute  or substitutes,  shall lawfully  do or cause  to be done  by virtue of this power  of attorney and the rights and powers herein granted.  The undersigned  acknowledges  that the foregoing attorneys-in fact, in serving in such capacity at the request of the undersigned,  are not assuming, nor is the Company assuming, any of the undersigned's responsibilities  to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file under Section 16(a) of the Securities Exchange Act of 1934, with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of January, 2013.

/s/ Mark Olson
Signature

Mark Olson
Print Name

*Any reference to the Company's policies in relation to Securities Exchange Commission Regulations or Requirements shall apply to all its subsidiaries and personnel thereof.